SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 22, 2010

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 22, 2010, Watsco, Inc. (the “Company”) appointed S. Richard Fedrizzi, 56, to the Company’s Board of Directors to fill a vacancy. Mr. Fedrizzi will not serve on any committees of the Board of Directors of the Company before new committee assignments are determined in connection with the Company’s 2011 annual meeting of shareholders. Mr. Fedrizzi co-founded the U.S. Green Building Council, a non-profit organization dedicated to sustainable building design and construction, in 1993 and was appointed President and Chief Executive Officer in April 2004. Prior to co-founding the U.S. Green Building Council, Mr. Fedrizzi had a distinguished 25 year career at United Technologies Corporation, where he served as an in-house environmental consultant. Mr. Fedrizzi currently serves as a member of the board of directors of the New York Indoor Environmental Quality Center and The Environmental Project. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 7.01. Regulation FD Disclosure

The Company is attaching a copy of a press release dated November 23, 2010 as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release dated November 23, 2010 issued by Watsco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: November 23, 2010	By:	/s/ Ana M. Menendez
Ana M. Menendez,
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated November 23, 2010 issued by Watsco, Inc.